UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2014

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 12, 2014 to (i) elect seven directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2014 (“Auditor Ratification”) and (iii) vote, in an advisory or non-binding vote, on the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2014 annual meeting of shareholders (“Advisory Compensation Vote”). As of April 10, 2014, the record date for the Annual Meeting, there were 40,689,400 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 36,744,211 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
Prithviraj Banerjee	30,265,020	39,020	6,440,171
Stephen C. Kiely	30,221,121	82,919	6,440,171
Frank L. Lederman	30,256,050	47,990	6,440,171
Sally G. Narodick	30,225,837	78,203	6,440,171
Daniel C. Regis	30,223,565	80,475	6,440,171
Stephen C. Richards	30,230,491	73,549	6,440,171
Peter J. Ungaro	30,214,878	89,162	6,440,171

Proposals:
	For	Against	Abstain	Broker Non-Votes
Auditor Ratification	36,637,164	63,431	43,616
Advisory Compensation Vote	29,868,724	382,111	53,205	6,440,171

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2014

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration, General Counsel and Corporate Secretary